EXHIBIT 21.1
The following are subsidiaries of the Company as of December 31, 2013. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary pursuant to Item 601(b)(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Subsidiary	State of Organization	D/B/A
Accredo Care Network, Inc.	Delaware	None
Accredo Health Group, Inc.	Delaware	None
Accredo Health, Incorporated	Delaware	None
AHG of New York, Inc.	New York	None
BioPartners In Care, Inc.	Missouri	None
CFI New Jersey, Inc.	New Jersey	None
CuraScript, Inc.	Delaware	CuraScript SP Specialty Pharmacy
Diversified Pharmaceutical Services, Inc.	Minnesota	None
ESI Canada	Ontario, Canada	None
ESI Mail Order Processing, Inc.	Delaware	None
ESI Mail Pharmacy Service, Inc.	Delaware	None
ESI Partnership	Delaware	None
ESI Resources, Inc.	Minnesota	None
ESI-GP Holdings, Inc.	Delaware	None
Express Scripts Administrators, LLC (formerly Medco Health, L.L.C.)	Delaware	None
Express Scripts Canada Co.	Nova Scotia, Canada	None
Express Scripts Canada Holding, Co.	Delaware	None
Express Scripts Insurance Company	Arizona	None
Express Scripts Pharmaceutical Procurement, LLC	Delaware	None
Express Scripts Pharmacy, Inc.	Delaware	None
Express Scripts Services Company	Delaware	None
Express Scripts Specialty Distribution Services, Inc.	Delaware	None
Express Scripts Utilization Management Co.	Delaware	None
Express Scripts WC, Inc.	Florida	None
Express Scripts, Inc.	Delaware	None
Home Healthcare Resources, Inc.	Pennsylvania	None
Lynnfield Drug, Inc.	Florida	Freedom Fertility Pharmacy
MAH Pharmacy, LLC	Delaware	None
Matrix GPO, LLC	Indiana	None
Medco [Shellco] Limited	England & Wales	None
Medco CDUR, LLC	Delaware	None
Medco CHP, LLC	Delaware	None
Medco Containment Insurance Company of New York	New York	None
Medco Containment Life Insurance Company	Pennsylvania	None
Medco Continuation Health, LLC	Delaware	None
Medco Europe II, LLC	Delaware	None
Medco Europe, LLC	Delaware	None
Medco Health New York Independent Practice Association, LLC	New York	None
Medco Health Puerto Rico, LLC	Delaware	None

Subsidiary	State of Organization	D/B/A
Medco Health Receivables, LLC	Delaware	None
Medco Health Services, Inc.	Delaware	None
Medco Health Solutions [Ireland] Ltd.	Ireland	None
Medco Health Solutions Ltd.	England & Wales	None
Medco Health Solutions of Illinois, LLC	Delaware	None
Medco Health Solutions Services Ltd.	England & Wales	None
Medco Health Solutions, Inc.	Delaware	None
Medco International B.V.	Netherlands	None
Medco International Holdings B.V.	Netherlands	None
Medco of Willingboro Urban Renewal, LLC	New Jersey	None
Medco Research Institute, LLC	Delaware	None
medcohealth.com, LLC	New Jersey	None
MHS Holdings, C.V.	Netherlands	None
MWD Insurance Company	New York	None
National Prescription Administrators, Inc.	New Jersey	NPA
National Rx Services No. 3, Inc. of Ohio	Ohio	None
Priority Healthcare Corporation	Indiana	None
Priority Healthcare Corporation West	Nevada	None
Priority Healthcare Distribution, Inc.	Florida	CuraScript SD Specialty Distribution
Systemed, LLC	Delaware	None
TherapEase Cuisine, Inc.	Wisconsin	None
UBC Late Stage (UK) Limited	England & Wales	None
UBC Late Stage, Inc.	Missouri	None
United BioSource (Germany) GmbH	Germany	None
United BioSource (HCA Canada) Company	Canada	None
United BioSource (Suisse) SA	Switzerland	None
United BioSource LLC	Delaware	None
United BioSource Corporation, S.L.	Spain	None
United BioSource Holding (Canada) Company	Canada	None
United BioSource Holdings, Inc.	Delaware	None
United BioSource Holding (UK) Limited	England & Wales	None
United BioSource Patient Solutions, Inc.	Delaware	None